UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 19, 2007

NITROMED, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50439	22-3159793
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Spring Street
Lexington, Massachusetts	02421
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (781) 266-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Kenneth M. Bate

On January 19, 2007 (the “Effective Date”), the Board of Directors (the “Board”) of NitroMed, Inc. (“NitroMed”), acting upon the recommendation of the Board’s Nominating and Corporate Governance Committee (the “Nominating Committee”), elected Kenneth M. Bate, age 56, to serve as NitroMed’s President and Chief Executive Officer.  In connection with his appointment as President and Chief Executive Officer, Mr. Bate relinquished his responsibilities as NitroMed’s Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary as of the Effective Date.

Also on the Effective Date, the Board, acting upon the recommendation of the Nominating Committee and pursuant to NitroMed’s Amended and Restated By-Laws, increased the size of the Board from nine to ten members and elected Mr. Bate to fill the newly created vacancy.  Mr. Bate has not been, nor is he currently expected to be, named to any committees of the Board.

From March 2006 until the Effective Date, Mr. Bate served as NitroMed’s Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary.  From December 2002 to January 2005, Mr. Bate held the positions of Executive Vice President, Head of Commercial Operations and Chief Financial Officer at Millennium Pharmaceuticals, Inc., a life sciences company.  From 1998 to 2002, Mr. Bate served as Senior Managing Director and Chief Executive Officer of MPM Capital and also served as a partner and founder of JSB Partners.  Both MPM Capital and JSB Partners are firms that provide banking and advisory services to biopharmaceutical companies.  From 1990 to 1996, Mr. Bate served in the positions of Vice President and Chief Financial Officer and Vice President, Marketing and Sales, at Biogen Idec Inc., a pharmaceutical company.  Mr. Bate serves as a director of Coley Pharmaceutical Group, Inc. and Cubist Pharmaceuticals, Inc.  Mr. Bate received his B.A. degree in chemistry from Williams College, and earned his M.B.A. from the Wharton School of the University of Pennsylvania.

Employment Offer Letter

On the Effective Date, NitroMed entered into an employment offer letter with Mr. Bate (the “Employment Agreement”), pursuant to which Mr. Bate became NitroMed’s President and Chief Executive Officer as of the Effective Date.  The Employment Agreement specifies that Mr. Bate’s employment by NitroMed will be at-will.  The Employment Agreement supersedes any and all prior or contemporaneous agreements, discussions and understandings, whether written or oral, relating to the subject matter of the Employment Agreement or Mr. Bate’s employment with NitroMed.  According to the terms of the Employment Agreement, NitroMed will pay Mr. Bate an annual base salary of $385,000, subject to adjustments thereafter as may be determined by the Board.  Additionally, the Employment Agreement provides that Mr. Bate may be eligible for a discretionary award of up to 50% of his annualized base salary.  The Board’s Compensation Committee will determine the annual bonus award based on both individual and corporate performance.

In accordance with the terms of the Employment Agreement, on the Effective Date the independent members of the Board, as defined within the meaning of Nasdaq Marketplace Rule 4200 (the “Independent Directors”), approved the grant to Mr. Bate of an option to purchase 500,000 shares of NitroMed’s common stock, which option is subject to the terms of NitroMed’s Amended and Restated 2003 Stock Incentive Plan.  The option vests and becomes exercisable over four years in equal annual installments, subject to Mr. Bate’s continued employment with NitroMed.  The option exercise price is equal to $2.65 per share, which represents the closing price of a share of NitroMed common stock on the date of the grant of the option, as reported on the Nasdaq Global Market.

The Employment Agreement further provides that Mr. Bate will be eligible to participate in any and all benefit plans that NitroMed establishes and makes available to its employees from time to time, should he meet the requirements for eligibility under the plan documents governing those programs. The Employment Agreement provides that Mr. Bate will continue to be bound by NitroMed’s Invention, Non-Disclosure and Non-Compete Agreement previously signed by Mr. Bate.

A copy of the Employment Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Retention Agreement

On January 23, 2007, NitroMed entered into a Retention Agreement with Mr. Bate (the “Retention Agreement”), pursuant to which Mr. Bate shall receive severance benefits as specified in the Retention Agreement in the event Mr. Bate’s employment with NitroMed is terminated under certain circumstances in connection with or subsequent to a change in control of NitroMed (as defined in the Retention Agreement).

Pursuant to the Retention Agreement, in the event that a change in control of NitroMed occurs during the Term (as defined below) and Mr. Bate’s employment with NitroMed is terminated within 12 months of such change in control date under conditions specified in the Retention Agreement, then:

•                  100% of the then outstanding and unexercisable options to purchase shares of NitroMed’s common stock held by Mr. Bate will become immediately exercisable in full (except with respect to that certain grant of options to purchase 500,000 shares of NitroMed’s common stock made to Mr. Bate on March 20, 2006, which will become immediately exercisable as to a portion of the shares in the event of a change of control on or before March 20, 2007 and will become immediately exercisable in full as to the remainder of the shares in the event of a change of control after March 20, 2007);

•                  NitroMed will pay to Mr. Bate in a lump sum in cash within 30 days of the date of termination (i) Mr. Bate’s base salary through the Date of Termination (as defined in the Retention Agreement), (ii) any deferred but unpaid compensation, (iii) any accrued vacation pay, (iv) a severance payment amount equal to 1.0 multiplied by Mr. Bate’s highest annual base salary during the two-year period prior to the change in control date (the “Highest Base Salary”) and (v) an amount equal to the then-current annual bonus target percentage for Mr. Bate at the Date of Termination, as established by NitroMed’s Board of Directors or Compensation Committee thereof, multiplied by the Highest Base Salary;

•                  Mr. Bate will be entitled to the continuation of benefits for a period of 12 months after the Date of Termination; and

•                  Mr. Bate will be entitled to receive any other benefits not previously paid or provided that NitroMed is required to pay or provide, or of which Mr. Bate is eligible, pursuant to any plan, program, contract or the like.

In the event that, within 12 months following the change in control date, Mr. Bate voluntarily terminates his employment with NitroMed, his employment is terminated by reason of Mr. Bate’s death or disability, or NitroMed terminates his employment for cause, Mr. Bate will receive in a lump sum within 30 days after the Date of Termination Mr. Bate’s base salary through the Date of Termination, any deferred but unpaid compensation, any accrued vacation pay (other than with respect to a termination for cause) and any other benefits not previously paid or provided that NitroMed is required to pay or provide, or of which Mr. Bate is eligible, pursuant to any plan, program, contract or the like.

Mr. Bate shall not be required to mitigate the amount of any payment or benefits provided for in the Retention Agreement by seeking other employment or otherwise. Further, except with respect to benefits, the amount of any payment or benefits provided for in the Retention Agreement shall not be reduced by any compensation earned by Mr. Bate as a result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by Mr. Bate to NitroMed or otherwise. In addition, to the extent that any amount to be paid or provided to Mr. Bate in connection with a separation from service pursuant to the Retention Agreement is subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and at the time of the separation from service Mr. Bate is considered a specified employee within the meaning of Section 409A of the Code, then such payment shall not be made until the date (the “Payment Date”) that is 6 months and 1 day after such separation from service (the “Six Month Period”). All amounts which would have been paid during such Six Month Period will be paid in a lump sum on such Payment Date.

The Retention Agreement has a term (the “Term”) commencing as of January 23, 2007 and continuing in effect through December 31, 2008; provided, however, that commencing on January 1, 2009 and each January 1 thereafter, the term of the Retention Agreement will be automatically extended for additional one-year periods unless NitroMed gives 90 days prior written notice to Mr. Bate that such Term will not be extended. The Retention Agreement will expire upon the first to occur of:

•                  the expiration of the Term, if the change in control date (as defined in the Retention Agreement) has not occurred during the Term;

•                  the termination of Mr. Bate’s employment with NitroMed prior to the change in control date;

•                  the date 12 months after the change in control date, if Mr. Bate is still employed by NitroMed on that date; or

•                  the fulfillment by NitroMed of certain of its obligations under the Retention Agreement if Mr. Bate’s employment with NitroMed terminates within 12 months following the change in control date.

In addition, NitroMed shall require any successor to all or substantially all of the business or assets of NitroMed expressly to assume and agree to perform the Retention Agreement to the same extent that NitroMed would be required to perform them if no such succession had taken place.

A copy of the Retention Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.  The foregoing description of the Retention Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Severance Agreement

On January 23, 2007, NitroMed entered into a Severance Agreement with Mr. Bate (the “Severance Agreement”), pursuant to which Mr. Bate shall be deemed a Participant under NitroMed’s Executive Severance Benefit Plan (the “Plan”) and shall be eligible for those severance benefits set forth in the Plan that are afforded to employees designated at the level of Senior Vice President or higher by the Board or its Compensation Committee, such benefits to consist of salary continuation and contributions to the cost of COBRA coverage, subject to the terms the Plan, for a period of twelve (12) months from a covered termination of employment.  In addition, pursuant to the Severance Agreement, Mr. Bate shall be eligible to receive an amount equal to his then-current annual bonus target percentage at the date of his termination of employment, as established by the Board or its Compensation Committee, multiplied by Mr. Bate’s then-current annualized base salary, subject to his compliance with the terms and conditions applicable to Participants set forth in the Plan, including without limitation the eligibility conditions and the execution of a Severance Agreement and Release.

A copy of the Severance Agreement is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.  The foregoing description of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

2006 Bonus Payment

On January 23, 2007, in recognition of Mr. Bates’ individual performance and NitroMed’s corporate performance during 2006, the Independent Directors approved the award to Mr. Bate of a cash bonus payment in the amount of $90,000.

Argeris N. Karabelas, Ph.D.

Also on the Effective Date,  Argeris N. Karabelas, Ph.D. relinquished his responsibilities as NitroMed’s interim Chief Executive Officer and President.  Dr. Karabelas will continue to serve as Chairman of NitroMed’s Board.  In connection with Dr. Karabelas’ relinquishment of his responsibilities as interim Chief Executive Officer and President, on the Effective Date, the Independent Directors modified the terms of the following option grants in order to extend the term of exercisability of the vested portion of such options from three months following the cessation of Dr. Karabelas’ employment to five years following such cessation of employment: (i) an option to purchase 225,000 shares of NitroMed common stock at an exercise price equal to $7.83 per share, vesting in 12 equal monthly installments, granted on March 20, 2006 and (ii) an option to purchase 200,000 shares of NitroMed common stock at an exercise price equal to $4.12 per share, vested and immediately exerciseable upon grant, granted on May 17, 2006.

James G. Ham, III

On the Effective Date, the Board, acting upon the recommendation of the Nominating Committee, elected James G. Ham, III, age 57, to serve as NitroMed’s Vice President, Chief Financial Officer, Treasurer and Secretary.  Mr. Ham will continue his responsibilities as NitroMed’s principal accounting officer, a position he has held since joining NitroMed in September 2004.  Mr. Ham succeeds Kenneth M. Bate, who relinquished his responsibilities as NitroMed’s Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary as of the Effective Date in order to assume responsibilities as NitroMed’s President and Chief Executive Officer.

From September 2004 until the Effective Date, Mr. Ham served as NitroMed’s Vice President of Finance.  From 2003 to 2004, Mr. Ham was employed as a consultant providing business development and financial controls support to companies in the biotechnology industry.  From 2001 to 2003, Mr. Ham served as Chief Financial Officer at Clearview Projects, a consulting firm providing business development and licensing support services to the biotech industry.  From 1977 to 2001, Mr. Ham held various positions at Bristol-Myers Squibb Company (“BMS”), a pharmaceuticals and health care products company, including positions with financial responsibility for BMS’ ethical pharmaceutical division, U.S. pharmaceutical division and operational planning for the Worldwide Pharmaceutical Group, and culminating in his service as Vice President Information Technology — Global Business Services from 1994 to 2001. Mr. Ham holds a B.S. from Villanova University and an M.B.A. from St. John’s University.

On the Effective Date, the Independent Directors established Mr. Ham’s 2007 salary at $242,500, $8,600 of which is in connection with a 4% merit salary increase established by the Independent Directors for NitroMed’s executive officers (the “Merit Increase”) and the balance of which is in connection with Mr. Ham’s appointment as Vice President, Chief Financial Officer, Treasurer and Secretary. On January 23, 2007, the Board’s Compensation Committee awarded Mr. Ham a bonus payment in the amount of $32,250 in recognition of Mr. Ham’s individual performance and NitroMed’s corporate performance during 2006.

Gerald W. Bruce

On the Effective Date, the Board, acting upon the recommendation of the Nominating Committee, elected Gerald W. Bruce, age 50, to serve as NitroMed’s Senior Vice President of Commercial Operations.

From April 2006 until the Effective Date, Mr. Bruce served as NitroMed’s Senior Vice President of Sales, having served as NitroMed’s Vice President of Sales from January 2006 to April 2006.  Prior to joining NitroMed, Mr. Bruce held various positions at BMS: from September 2005 to January 2006, he served as Vice President of Private Sector Strategy and Accounts, from November 2001 to September 2005 he served as Vice President of Managed Care Accounts and from 1998 to 2000, he served as Vice President, Central Area, Cardiovascular and Metabolic Sales.  From 1983 to 1998, Mr. Bruce held numerous various positions at Johnson & Johnson, a pharmaceutical, diagnostic, therapeutic, surgical, biotechnology and health care products company.  Mr. Bruce is a graduate of Lincoln University in Pennsylvania, where he earned a B.A. in business administration.

On the Effective Date, the Independent Directors established Mr. Bruce’s 2007 salary at $240,000, $8,800 of which is in connection with the Merit Increase and the balance of which is in connection with Mr. Bruce’s appointment as Senior Vice President of Commercial Operations. On January 23, 2007, the Board’s Compensation Committee awarded Mr. Bruce a bonus payment in the amount of $90,000 in recognition of Mr. Bruce’s individual performance and NitroMed’s corporate performance during 2006.

L. Gordon Letts, Ph.D.

L. Gordon Letts, Ph.D. serves as NitroMed’s Senior Vice President of Research and Development and Chief Scientific Officer.  On the Effective Date, the Independent Directors established Dr. Letts’ 2007 salary at $281,027, which reflects the Merit Increase. On January 23, 2007, the Board’s Compensation Committee awarded Dr. Letts a bonus payment in the amount of $56,746 in recognition of Dr. Letts’ individual performance and NitroMed’s corporate performance during  2006.

Item 8.01.  Other Events.

On January 22, 2007, NitroMed issued a press release announcing the appointment of Kenneth M. Bate as NitroMed’s President and Chief Executive Officer, replacing Argeris N. Karabelas, Ph.D., who had served as NitroMed’s interim Chief Executive Officer and President since March 2006.  Also on January 22, 2007, NitroMed issued a press release announcing the appointment of James G. Ham, III as NitroMed’s Vice President, Chief Financial Officer, Treasurer and Secretary, replacing Kenneth M. Bate, who relinquished those responsibilities in connection with his appointment as NitroMed’s President and Chief Executive Officer.  The full text of the press releases regarding the announcements are attached as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K, and are incorporated herein by reference.  The foregoing description of the press releases does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Employment Offer Letter, dated as of January 19, 2007, between NitroMed, Inc. and Kenneth M. Bate.
10.2	Retention Agreement, dated as of January 23, 2007, between NitroMed, Inc. and Kenneth M. Bate.
10.3	Severance Agreement, dated as of January 23, 2007, between NitroMed, Inc. and Kenneth M. Bate.
99.1	Press Release issued by NitroMed, Inc. on January 22, 2007.
99.2	Press Release issued by NitroMed, Inc. on January 22, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NITROMED, INC.

Date: January 25, 2007	By:	/s/ James G. Ham, III
James G. Ham, III Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Offer Letter, dated as of January 19, 2007, between NitroMed, Inc. and Kenneth M. Bate.
10.2	Retention Agreement, dated as of January 23, 2007, between NitroMed, Inc. and Kenneth M. Bate.
10.3	Severance Agreement, dated as of January 23, 2007, between NitroMed, Inc. and Kenneth M. Bate.
99.1	Press Release issued by NitroMed, Inc. on January 22, 2007.
99.2	Press Release issued by NitroMed, Inc. on January 22, 2007.